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                                                                    EXHIBIT 10.8

                     AGREEMENT FOR THE ALLOTMENT OF OPTIONS
                GIVING ENTITLEMENT TO SHARES AND TRUST AGREEMENT

                 Made in Tel Aviv this 10th day of October 1998

BETWEEN:     I.E.T. INTELLIGENT ELECTRONICS LTD

             (hereinafter referred to as "the Company")

                                                               of the first part

AND: CERTAIN MEMBERS OF THE COMPANY WHO SHALL BE INVITED BY THE COMPANY TO PARTICIPATE IN THE AGREEMENT AND SIGN THE PARTICIPATION DOCUMENT

             (such an employee is hereinafter referred to as "a Participating Employee")

                                                              of the second part

AND:         Y.S.M.A. TRUST COMPANY

             (hereinafter referred to as "the Trustee")

                                                               of the third part

WHEREAS the Company wishes to allot to certain Participating Employees, save for control owners, and up to 40 of such Participating Employees, within the context of a trust, options for shares of the Company in the first stage and thereafter to enable the Participating Employees, upon certain terms and conditions, to receive an actual allotment of shares;

AND WHEREAS  the Company wishes to allot the options, such that they shall be held by the Trustee on behalf of the Participating Employees, whether existing employees or employees who shall commence working for the Company;

AND WHEREAS  the Company wishes to appoint the Trustee, and the provisions of this agreement shall serve as an instrument of trust and instructions to the Trustee;

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                                       2 -

AND WHEREAS    the Trustee agrees to accept such position;

AND WHEREAS    the parties wish to define, determinate and particularize the method of the allotment, the stages thereof and all matters relating thereto or connected therewith or deriving therefrom, all as particularized below in this agreement;

ACCORDINGLY, IT IS WARRANTED, PROVIDED AND AGREED BETWEEN THE PARTIES AS
FOLLOWS:

1.   RECITALS

     1.1  The recitals in this agreement constitute an integral part hereof.

     1.2 The clause headings in this agreement are for convenience and orientation purposes only, they do not constitute part hereof and shall not be used for the interpretation hereof.

     1.3 The provisions of this agreement do not prejudice the rights or holdings or shares of any of the holders of any classes of the Company's shares at the time of the making hereof or thereafter, unless otherwise expressly stated and provided herein.

2.   THE TRUST

     The parties hereby establish and create a trust and shall procure that the Company shall allot to the Trustee the shares in respect whereof the options for ordinary "A" shares of the Company shall be allotted.

     The provisions of this agreement constitute an instrument of trust and instructions to the Trustee.

3.   THE OBJECT OF THE TRUST

     The object of the trust is for options to shares to be held by the Trustee for the benefit of employees of the Company whose names appear in list 1 annexed hereto, as may be amended from time to time by the Company in written notices to the Trustee detailing the names of the beneficiaries, stating alongside the name of each beneficiary the number of options which the Trustee holds or shall hold on trust for him.
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                                       3

     3.1 The Trustee shall maintain and manage list 1 and shall attend to updating it from time to time as required, including adding new beneficiaries, recording options that have been allotted to the Trustee on behalf of the beneficiaries according to the ratio of their rights at the determining date, and he shall also record the options that shall be added to the beneficiaries from such allotment in list 1 to the credit of such beneficiaries.

     3.2 The shares the subject of the options that shall be allotted to the Trustee or that shall be held by it pursuant to the provisions hereof shall be registered in the Trustee's name in the Company's register of shareholders.

     3.3 The Trustee shall act in all matters relating to adding new employees to list 1 and to determine the terms and conditions of their entitlement pursuant to resolutions of the Company as shall be passed from time to time. Nonetheless, the Trustee shall not be entitled to detract from the rights and conditions prescribed and/or that shall be prescribed for the beneficiaries pursuant to this agreement or with the written consent of the Company and of the beneficiary or beneficiaries as the case may be.

     3.4 The beneficiaries included or that shall be included in list 1 at any time whatsoever do not and shall not have any right or plea against others joining list 1 or against the adding of rights or shares to those included in list 1, in whole or in part.

     3.5 Upon the fulfillment of the terms and conditions or upon the times falling due, all pursuant to the terms and conditions hereof, the Trustee shall transfer to the beneficiaries the shares allotted to it, all subject to the provisions hereof, the provisions of the Ordinance and the provisions of the Rules.

4.   The Trustee's Duties and Powers

     The Company and the beneficiaries hereby instruct the Trustee to act with the options which it holds and with the rights deriving from the holding thereof in the following manner:

     4.1 The Trustee shall submit an application to the authorities to approve the trust as obliged from the Rules.

     4.2 If the Company shall distribute bonus shares during the term of the trust, the bonus shares that shall be distributed to the Trustee in respect of the options pursuant to this agreement shall be those of the beneficiaries and they shall be credited to them pro rata to their entitlement to the options as particularized in list 1, and at the date of the end of the trust and the transfer of the shares to the beneficiaries, the Trustee and the Company shall act to allot the bonus shares to them simultaneously with the allotment of the shares due pursuant to the options.

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                                      -4-


     4.3 If rights in respect of the options are distributed at the end of the trust, the Trustee shall give prior written notice thereof to the beneficiaries in sufficient time to receive their response and it shall act in accordance with the beneficiaries' instructions. If the beneficiaries wish to register the rights and they transfer the amount required therefor to the Trustee, it shall purchase the rights on their behalf or on behalf of some of them and they shall be added to their rights at the end of the trust. If the beneficiaries do not give notice or if the beneficiaries do not reply to the Trustee at the time prescribed therefor, the Trustee shall deem the beneficiaries who did not reply or who did not pay the fixed consideration on due date as having waived the offered rights.

     4.4 The Trustee shall act in its exclusive discretion regarding all the other subjects or rights conferred pursuant to the options or the shares upon exercise of the options. However, if the Trustee receives rights or monies in respect of the options, save for bonus shares, it shall transfer them to the beneficiaries pursuant to list 1 and their proportionate part therein.

5.   THE BENEFICIARIES' PARTICIPATION

     Each Participating Employee pursuant to this agreement shall sign a trust participation document in the form of wording set forth below:

                               INSTRUMENT OF PARTICIPATION

          Employee's name (hereinafter referred to as "the Participating Employee")

          1. I hereby participate as a beneficiary pursuant to the option agreement dated ____________________________________ (hereinafter referred to as "the agreement") and undertake all the obligations and rights of a beneficiary pursuant to the agreement.

          2. I sign this instrument of participation having read the agreement and having understood the provisions hereof.

          3. I confirm my rights in the options held on my behalf by the Trustee, including quo options, both pursuant to the agreement and also pursuant to the conditions of participating in the trust dated October 10, 1998 and also pursuant to the Ordinance and the Rules.





          _______________             __________________________________________
          Date                        Signature of Participating Employee
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                                       5-


       Name of Participating Employee     Employee Name

       Identity No. of Participating Employee

       Address of Participating Employee

       Witness' signature: I certify the signature of the Participating Employee


                                      __________________________________________
                                      Moshe Ben-Bassat
                                      Director of the Company

       We the undersigned hereby confirm you participation as a beneficiary pursuant to the agreement.



       _______________                __________________________________________
       Date                           The Trustee

6. THE OPTIONS

   The employee participating in this agreement, the trust and the option entitlement arrangement is hereby granted and given options upon the terms and conditions and at the times set forth below:

   6.1 A conditional and suspensory right upon the cumulative fulfillment of the terms and conditions particularized below to receive by way of an actual allotment at the end of the option term ordinary "A" shares of the Company, as a right to benefit from the trust arrangement at the time of participating in the agreement until the end of the trust term, and during the course whereof the Participating Employee is granted the right that his name shall be registered in list 1 together with a notation of the option for the specific number of shares specified above.

   6.2 The terms and conditions:

       The Participating Employee's right to convert the options held on trust on his behalf by the Trustee into shares that shall be actually allotted in his name is conditional and suspensory upon the fulfillment of all the following terms and conditions:

       6.2.1 After actual period of employment with the Company of at least 12 months from the participation date shall confer the right to convert 1/4 (a fourth) of the number of shares specified in the option into shares that shall be actually allotted.

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                                      -6-



            6.2.2 Every month of continuous and cumulative period of work thereafter shall confer the right to convert a further 1/36 of the total number of shares specified in the option into shares that shall be actually allotted.

            6.2.3 After a continuous and cumulative actual period of work of 48 months, the beneficiary will have the right to convert the total number of shares specified in the option into shares that shall be actually allotted. The validity of the trust in relation to him shall expire.

            6.2.4 The exercise of the right to an actual allotment is further conditional and suspensory upon the payment of $0.35 (thirty-five cents) per share.

            (The periods specified in this clause above are hereinafter referred to as "the entitling period").

      6.3 If the employee ceases to be an actual employee of the Company at any stage whatsoever until the conversion of the options or part thereof into shares and prior to the actual allotment of shares, regardless of the reason for the termination of employment with the Company, his right to an allotment of shares or to exercise the balance of the allotment pursuant to this agreement shall after 60 days of termination expire, be cancelled and nullified automatically and the trust in respect of such employee shall expire.

      6.4 If the options are cancelled because the terms and conditions of this clause have not been fulfilled, the employee shall not be entitled to consideration, refund of a payment or compensation or indemnity whatsoever in respect of the cancellation.

7.    The Beneficiaries' Liability

      7.1 The beneficiaries acknowledge that the Trustee is likely to hold non-paid up options on their behalf, whether as options upon the terms and conditions of this agreement or for additional rights as specified in clause 4 above, and if there shall be a demand for payment in respect of the conversion of the options into shares or other rights given for payment, the beneficiaries shall pay the amounts required immediately upon receiving the Trustee's demand therefor.

            Failure to comply with the demand as aforesaid is likely to lead to the same results as if the beneficiaries had ceased to work for the Company.

      7.2 Every liability and every amount that a holder of the options is under a duty to pay and all the obligations applicable pursuant to the Companies Ordinance and the Company's documents of incorporation to a holder of options or shares or a member of the Company, shall be passed on from the Trustee to the beneficiaries


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                                      -7-



            pursuant to the rate of the options or the shares held by the Trustee for the benefit of the beneficiaries.

      7.3 The beneficiaries hereby confirm that they acknowledge that if payment demands of them are not complied with, the Company may forfeit the options held on their behalf by the Trustee pursuant to the Company's articles of association and the results of the forfeiture shall apply to each beneficiary in accordance with the option for shares held on trust on his behalf by the Trustee.

      7.4 If the Trustee receives demands, requests, notices and claims, including payment calls, demands for payments at the time of the Company's winding up, notices in respect of forfeiting the options or any other demand, the Trustee shall, immediately upon the receipt thereof, send them to each of the beneficiaries in respect of whose options held on his behalf by the Trustee the said demands were received, to the beneficiary's address as appearing in his participation notice or to another address which the beneficiary sent the Trustee, provided that they shall be sent in writing and the liability deriving from the said demands shall apply to the beneficiary alone.

      7.5 The beneficiaries' liability pursuant to this clause shall apply in accordance with the options held on their behalf. If any charge or payment demand whatsoever shall relate to options held for a number of beneficiaries, each beneficiary shall be liable for the charge or the payment demand pro rata to the options held on his behalf.

8.    Termination of the Trust

      8.1 If the Trustee holds options for any beneficiary, including his successors and assigns, during the entitling period, the shares shall be transferred to the beneficiary's possession either on its own initiative or on the beneficiary's initiative, upon the following terms and conditions:

            8.1.1 The Company has given notice to the Trustee that an employee engaged by it continuously throughout the entitling period continues to be employed by it and has requested to exercise the option and has paid the option monies to the Company.

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                                      8 -

          8.2 If a Participating Employee ceases working for the Company at any time whatsoever and for any reason whatsoever, the trust for him shall expire at the time of the termination of employee-employer relations. The expiry of the trust at the time of the termination of the employer-employee relations shall be pro rata to the balance of the beneficiary's right at such time.

     8.3 If a Participating Employee exercises a right as a beneficiary by way of exercising the conversion of an option into a share that shall be actually allotted, subject to all the terms and conditions of this agreement, the trust shall expire in respect of the part of the option converted and actually allotted at such time.

9.   ISSUE TO THE PUBLIC

     9.1 If the Company notifies the Trustee that for the purposes of an issue of shares to the public an undertaking by the beneficiary option holders is required, pursuant whereto they undertake a restriction on the transfer of the shares of which they are beneficiaries or to which they are entitled pursuant to the options or the trading of such shares, the Trustee shall be entitled to assume the undertaking as aforesaid, provided that such an undertaking shall not prevent it transferring options to the beneficiaries, subject to the beneficiaries assuming the said undertaking.

     9.2 If as a condition for the issue of shares to the public the option holders shall be required to undertake not to sell them during a specific period (hereinafter referred to as "the restriction period"), the Company is entitled to make demand of the Trustee to join in giving an undertaking as aforesaid, and in the event of a demand as aforesaid the Trustee shall accede thereto, even if the entitling period, or part thereof, mentioned in clause 6 above, has not yet terminated, and in such case the trust period shall be extended by the restriction period and the beneficiaries shall have no complaint in consequence thereof.

     9.3 The beneficiaries are aware that the Company is considering an issue to the public with the intention of listing the Company's shares for trading on a stock exchange either in Israel or abroad. The beneficiaries empower the Trustee to sign any document which, in the opinion of the Company's board of directors, is required to enable an issue as aforesaid, including changes to the Company's documents of incorporation and including changes in its capital structure for so long as the changes shall not result in the shares the subject of the options held on trust by the Trustee having inferior rights (save for voting rights) compared with the rights which other shares of the Company confer.

          If the shares are listed for trading as aforesaid, the employees shall be entitled to apply to the Income Tax Commissioner for his shares to be deemed as having been sold at the average stock exchange price in the first three days of trading.
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                                      9-


10.   NON-TRANSFERABILITY

      The rights to the options pursuant to this agreement and the shares that shall be allotted to the Participating Employee pursuant thereto and upon the terms and conditions thereof are granted to the Participating Employee as a beneficiary and to him alone.

      The beneficiaries' rights may not be transferred to assigned in any manner whatsoever, including by way of pledge, charge, attachment, assignment and the like.

      Without derogating from the aforegoing, rights to options may only be transferred by way of implementing a will of an employee or his inheritance.

11.   REPLACEMENT TRUSTEE

      If the Trustee is unable to perform its duties or does not wish to perform its duties, the Company is entitled to appoint a replacement trustee and in such event the Trustee shall transfer the options it is holding to the replacement trustee and the replacement trustee shall replace the Trustee for all intents and purposes.

12.   THE COMPANY'S OTHER SHARES

      12.1 The provisions of this agreement do not prejudice the rights of other holders of options or shares of the Company to which the trust arrangement does not apply.

      12.2 The parties are aware that additional employees of the Company own rights in shares or to receive shares in other arrangements, and it is hereby expressly agreed that this agreement does not apply to and does not affect or howsoever impair rights of other shareholders of the Company or persons entitled to shares of the Company, including entitled employees as aforesaid.

13.   PAYMENT AND INDEMNITY

      13.1 An action by the Trustee and any outcome of an action by the Trustee, directly or indirectly, shall not render the Trustee liable for any payment whatsoever. In any event in which the Trustee is directly or indirectly ordered to make any payment in connection with its actions as trustee, the Company undertakes to directly effect and make the payment which shall be required, for so long as it is a payment relating to the trust, or to indemnify the Trustee for a payment as aforesaid upon demand received from it.

                                      10-

      13.2 Save in regard to the subjects particularized in clause 7 above, if the Trustee is ordered to make any payment by a court or tribunal or arbitrator in consequence of its operations as trustee, whether directly or indirectly, the Company shall bear the payment in its stead and shall effect the payment on the required date, and the Trustee shall not be liable to indemnify the Company for such payment.

      13.3 The beneficiaries and the Company release the Trustee from any liability for a negligent act or omission, and the Company shall indemnify the Trustee for any payment which it is required to pay in order to compensate any person or corporation for such an act of omission.

            The Trustee shall not be exempt from liability for an act or omission committed willfully or other than in good faith.

14.   GENERAL PROVISIONS

      14.1 If the law so obliges or if the Company or any of its shareholders so requests, the Company shall procure that the Trustee shall be registered in the Company's register of shareholders as the owner of the options for shares held by it on trust.

      14.2  The Company shall bear the Trustee's remuneration.

      14.3 If the Company resolves to issue any of its shares in consequence of additional investors joining the Company or for any other reason, the Trustee's part of the options convertible into shares of the Company shall be diluted respectively and the beneficiaries' right shall also be diluted in accordance therewith, and the beneficiaries shall not have any complaint or claim in such regard.

      14.4 In a case where the beneficiaries have been actually allotted part of the shares at the time of a dilution as aforesaid or any other time thereafter, their shares shall be diluted in respect of the joining of investors or other shareholders, and the beneficiaries shall not, even as shareholders, have any complaint or demand in such regard.

      14.5 The Trustee is empowered to determine the terms and conditions for beneficiaries participating in the trust, in its discretion.

      14.6 The parties undertake to sign all the documents required to give validity and effect to this agreement.

                                       11-

     14.7 If income tax or capital gains tax or any other tax applies in respect of the options or in respect of the allotment of the shares or in respect of the holding of the shares or the transfer thereof, or for another reason, the tax shall be borne by the beneficiary in respect of the options or the shares held for his benefit by the Trustee. If tax as aforesaid is imposed, the Trustee shall be entitled to make demand of the beneficiary to pay the tax upon demand pursuant to this agreement or to deduct the imposed tax from the amounts due or that shall be due to the beneficiary, and such being in addition to any other remedy available to the Trustee at law. If the tax as aforesaid is imposed upon the Company, the Trustee shall be under a duty, upon the Company's demand, to deduct the said tax and to remit the amount collected to the Company, as the case may be.

          The beneficiary authorizes and empowers the Company and the Trustee to deduct or collect tax as aforesaid.


AS WITNESS THE HANDS OF THE PARTIES:


-------------------------------------        -----------------------------------
L.E.T. INTELLIGENT ELECTRONICS LTD           Y.S.M.A. TRUST COMPANY
"THE COMPANY"                                "THE TRUSTEE"


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                                      12 -

                         APPENDIX TO TRUST AGREEMENT -
                   CONDITIONS FOR PARTICIPATING IN THE TRUST

                Made in Tel-Aviv this 10th day of October 1998.


BETWEEN:    IET Intelligent Electronics Ltd.

AND:        The Participating Employee, Mr.

WHEREAS IET Intelligent Electronics Ltd. (hereinafter referred to as "the Company") shall allot options convertible into shares in favor of the Participating Employee;

AND WHEREAS the employee wishes to participate in an agreement dated __________
            (hereinafter referred to as "the agreement"), including the Trustee's trust and its holding of the options until they mature;

ACCORDINGLY, IT IS WARRANTED AND AGREED AS FOLLOWS:

1.   The recitals to this appendix constitute an integral part hereof.

2. The Participating Employee is entitled to be a beneficiary pursuant to the agreement from the date of the signing of this conditions for participation appendix.

3. The Participating Employee's entitlement shall confer upon him the following rights:

     3.1 The right to be registered as a beneficiary of options to receive ordinary "A" shares of NIS 0.001 each of the Company, according to the following schedule: one fourth being after 12 months have elapsed of continuous work for the Company. The balance of shares would vest monthly at a rate of 1/36 of the total for the remainder three years of the vesting period, and such being subject to payment of the sum of $0.35 (thirty five cents), at the representative rate known at such time, prior to the allotment of shares of the Company into his name.

     3.2 The said right is conditional and suspensory upon the fulfillment of all the terms and conditions specified in the agreement.

     3.3 If the employee ceases to be an actual employee of the Company at any stage whatsoever until the conversion of the options or part thereof into shares and prior to the actual allotment of the shares, regardless of the reason for the termination of the employment with the Company, his rights to an allotment or to exercise the balance of the allotment shall expire, be cancelled and nullified.

     3.4 The provisions set forth in this clause are in addition to the provisions set forth in the agreement.

                                      13-

     3.5 The ancillary right upon the terms and conditions of the agreement distribution of additional rights or benefits, and also those shall be granted in the future to holders of shares or at the time of winding up, all pro rata to his entitlement to options.

4. The option convertible into shares upon the terms and conditions of the agreement and the terms and conditions of this instrument of participation shall be recorded in list 1 by the Trustee together with the Participating Employee's name and his proportionate share of the number of the shares as specified above.

5. The options that shall be recorded for the Participating Employee are in addition to his other employment terms and conditions, and are not in lieu thereof, but the Company's management may consider them a benefit or other right conferred upon the employee in respect of and in consequence of his employment.

6. The Participating Employee hereby agrees and confirms that if there shall be a dilution of the Company's shares at any stage or in any manner, whether during the course of the entitling period, or upon the exercise of the conversion of the shares into an actual allotment of shares, whether in stages or at the end of the entire entitling period, his part shall also be diluted respectively.

     In an event in which additional conditions would be required by the relevant authorities for the approval to implement this agreement, the beneficiaries shall and they do agree to such conditions.

7. The Participating Employee accepts and agrees to all the terms and conditions of the agreement and confirms his express consent that in any event of a contradiction between the provisions of this appendix and the provisions of the agreement, the provisions of the agreement shall prevail.

8. The Participating Employee hereby confirms his consent that all the payment of taxes, official fees, levies and the like of whatsoever description applicable now or that shall be applicable in the future in respect of the agreement, in respect of this instrument of participation and in respect of the realization thereof shall be borne by him alone.

9. This appendix constitutes an internal part of the instrument of participation in the agreement and the signing of the instrument of participation constitutes the signing of this appendix.

The instrument of participation is annexed hereto.


--------------------------------------------
Signature of the Participating Employee

We agree to the aforegoing:


--------------------------------------------
IET Intelligent Electronics Ltd.


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                                      14-


                          INSTRUMENT OF PARTICIPATION

Employee's name: Amit Ben-Dov
(hereinafter referred to as "the Participating Employee")

1. I hereby participate as a beneficiary pursuant to the option agreement dated Jan. 1, 1997 (hereinafter referred to as "the agreement") and undertake all the obligations and rights of a beneficiary pursuant to the agreement.

2. I sign this instrument of participation having read the agreement and having understood the provisions hereof.

3. I confirm my rights in the options held on my behalf by the Trustee, including qua options, both pursuant to the agreement and also pursuant to the conditions of participating in the trust dated ____________ and also pursuant to the Ordinance and the Rules.


     1/1/ 1997
--------------------                ---------------------------------------
        Date                          Signature of Participating Employee


Name of Participating Employee

Social Security No. of Participating Employee

Address of Participating Employee:

Witness' signature: I certify the signature of the Participating Employee



                                    ---------------------------------
                                    Moshe Ben-Bassat
                                    Director of the Company


We the undersigned hereby confirm your participation as a beneficiary pursuant to the agreement.


  January 1, 1997
--------------------                ---------------------------------------
        Date                                      The Trustee